Registration No. 333-104778-12 Filed Pursuant to Rule 424(b(3)) LaSalle Funding LLC LaSalleNotes With Maturities of 9 Months or More from Date of Issue Guaranteed Unconditionally By ABN AMRO BANK N.V. and ABN AMRO HOLDING N.V Pricing supplement No. 190 (To Prospectus and Prospectus Supplement dated September 22, 2003) Trade Date: 11/23/05 Issue Date: 11/29/05 The date of this Pricing Supplement is November 23, 2005.
CUSIP Principal Interest Rate(1) Maturit Price to Or Amount y Date Public Common (2) Code 51803XHY8 $10,457,00 5.00% 11/15/0 100% 0 9


Interest Survivor's Subject to Dates and Terms of Payment
Option Redemption Redemption Frequency (including the redemption price) Semi YES YES Callable at 100% on
11/15/2006 and Semi-Annually thereafter with 30 days notice.


Proceeds to Discounts and Reallowance Dealer Issuer Commissions 99.25% 0.75% $1.50 LaSalle Financial Services, Inc.
Original Issue Discount Notes: No Total Amount of OID: N/A
(1) The interest rates on the LaSalleNotes may be changed by LaSalle Funding LLC from time to time, but any such change will not affect the interest rate on any LaSalleNotes offered prior to the effective date of the change. (2) Expressed as a percentage of aggregate principal.